As filed with the Securities and Exchange Commission on October 12, 2010.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DEX ONE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	13-2740040
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1001 Winstead Drive, Cary, NC	27513
(Address of principal executive offices)	(zip code)
Employment Agreement with Alfred Mockett
(Full title of the Plan)
Mark W. Hianik
Senior Vice President, General Counsel and Corporate Secretary
Dex One Corporation
1001 Winstead Drive
Cary, NC 27513
(Name and address of agent for service)
(919) 297-1600
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☑	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)
Calculation of Registration Fee

		Proposed	Proposed
Title of		maximum	maximum
securities to be	Amount to be	offering price	aggregate	Amount of
registered	registered (1)	per share (4)	offering price (4)	registration fee
Common Stock, par value $0.001 per share	200,000(2)	$10.775	$2,155,000	$153.65
Common Stock, par value $0.001 per share	200,000(3)	$9.75	$1,950,000	$139.00
Common Stock, par value $0.001 per share	200,000(3)	$15.00	$3,000,000	$214.00
Common Stock, par value $0.001 per share	200,000(3)	$23.00	$4,600,000	$328.00
Common Stock, par value $0.001 per share	200,000(3)	$32.00	$6,400,000	$456.00
Total	1,000,000		$18,105,000	$1,290.65

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall include any additional shares of common stock, par value $0.001 per share (the “Common Stock”), that may become issuable as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Represents 200,000 shares of our common stock to be issued as restricted stock under the Employment Agreement with Alfred Mockett (“Employment Agreement”).

(3)	Represents 200,000 shares of our common stock underlying stock options currently outstanding under the Employment Agreement.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The price per share and aggregate offering price are calculated on the basis of (a) $10.775, the average of the high and low sale prices of our common stock on the New York Stock Exchange on October 8, 2010, in accordance with Rule 457(c) under the Securities Act, as amended, for 200,000 shares of our common stock to be issued as restricted stock under the Employment Agreement, (b) $9.75, the exercise price of 200,000 shares of our common stock underlying outstanding options granted under the Employment Agreement, (c) $15.00, the exercise price of 200,000 shares of our common stock underlying outstanding options granted under the Employment Agreement, (d) $23.00, the exercise price of 200,000 shares of our common stock underlying outstanding options granted under the Employment Agreement, and (e) $32.00, the exercise price of 200,000 shares of our common stock underlying outstanding options granted under the Employment Agreement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
     Dex One Corporation (“we”, “us”, “the Company” or “Dex One”) entered into an employment agreement with Alfred T. Mockett on September 6, 2010 (the “Employment Agreement”). The documents containing the information specified in Part I will be delivered in accordance with Form S-8 and Rule 428(b) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
     The written statement required by Item 2 of Part I will be included in documents to be delivered to Mr. Mockett pursuant to Rule 428(b) of the Securities Act.

I-1

REOFFER PROSPECTUS
DEX ONE CORPORATION
200,000 SHARES OF COMMON STOCK
     This prospectus relates to the resale, from time to time, of up to 200,000 shares of our common stock, $0.001 par value per share, by the selling stockholder listed in this prospectus. The selling stockholder acquired such shares pursuant to grants made under the employment agreement dated as of September 6, 2010, between Dex One Corporation and Alfred T. Mockett (the “Employment Agreement”).
     The shares may be offered, from time to time, by the selling stockholder through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholder.
     We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by the selling stockholder.
     The selling stockholder and any broker executing selling orders on behalf of the selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares of common stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholder may be deemed to be underwriting commissions.
     Shares of our common stock are listed on the New York Stock Exchange under the symbol “DEXO.” On October 8, 2010, the last reported sale price of our common stock was $10.98 per share.
     Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and the other risk factors set forth in our periodic and other filings with the Securities and Exchange Commission (the “SEC”), including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2009, for a discussion of certain factors that should carefully be considered by prospective purchasers.
     Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated October 12, 2010.

     You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with additional information or information different from that contained in or incorporated by reference into this prospectus. The selling stockholder may, from time to time, offer to sell shares of our common stock only in jurisdictions where the offer or sale is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference.

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before investing in shares of our common stock. You should carefully read the entire prospectus, including the section titled “Risk Factors,” and the other information incorporated by reference into this prospectus before making an investment decision. References in this prospectus to the terms “Dex,“Dex One,” “the Company,” “we,” “us” and “our,” or other similar terms, mean Dex One Corporation, together with its consolidated subsidiaries, unless the context indicates otherwise.
Dex One Corporation
     We are a marketing solutions company that helps local businesses grow by providing marketing products that help them get found by ready-to-buy consumers and marketing services that help them get chosen over their competitors. Through our Dex® Advantage, clients’ business information is published and marketed through a single profile and distributed via a variety of both owned and operated products and through other local search products. Dex Advantage spans multiple media platforms for local advertisers including print with our Dex published directories, which we co-brand with other brands in the industry such as Qwest, CenturyLink and AT&T, online and mobile devices with DexKnows.com® and voice-activated directory search at 1-800-Call-Dex™. Our digital affiliate provided solutions are powered by DexNet™, which leverages network partners including the premier search engines, such as Google® and Yahoo!® and other leading online sites. Our growing list of marketing services include local business and market analysis, message and image creation, target market identification, advertising and digital profile creation, keyword and search engine optimization strategies and programs, distribution strategies, social strategies, and tracking and reporting.
     Our principal executive offices are located at 1001 Winstead Drive, Cary, North Carolina 27513, our telephone number is (919) 297-1600 and our website address is www.dexone.com. Information contained on our website is not a part of this prospectus.
FORWARD-LOOKING STATEMENTS
     Certain statements contained or incorporated by reference in this Registration Statement on Form S-8 regarding Dex One’s future operating results, performance, business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, words such as “believe,” “expect,” “anticipate,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of those words and other comparable expressions, are used to identify such forward-looking statements. All forward-looking statements reflect our current beliefs and assumptions with respect to our future results, business plans and prospects, based on information currently available to us and are subject to significant risks and uncertainties. Accordingly, these statements are subject to significant risks and uncertainties and our actual results, business plans and prospects could differ significantly from those expressed in, or implied by, these statements. We caution readers not to place undue reliance on, and we undertake no obligation to update, other than as imposed by law, any forward-looking statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about Dex One’s future financial and operating results, our plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) changes in directory advertising spend and consumer usage; (2) competition and other economic conditions; (3) our ability to generate sufficient cash to service our debt; (4) our ability to comply with the financial covenants contained in our debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; (5) our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; (6) increasing LIBOR rates; (7) regulatory and judicial rulings; (8) changes in the Company’s and the Company’s subsidiaries credit ratings; (9) changes in accounting standards; (10) adverse results from litigation, governmental investigations or tax related proceedings or audits; (11) the effect of labor strikes, lock-outs and negotiations; (12) successful realization of the expected benefits of acquisitions, divestitures and joint ventures; (13) the continued enforceability of the commercial agreements with Qwest, CenturyLink and AT&T; (14) our reliance on third-party vendors for various services; and (15) other events beyond our control that may result in unexpected adverse operating results. Additional risks and uncertainties are described in detail in Part I — Item 1A, “Risk Factors” of our most recent annual report on Form 10-K.
RISK FACTORS
     Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the shares offered by this prospectus.
     We will pay all expenses in connection with the registration of shares, other than commissions and discounts of underwriters, dealers or agents.
SELLING STOCKHOLDER
     The shares offered by this prospectus are being registered for reoffers and resales by the selling stockholder, who has acquired such shares pursuant to a grant of restricted stock. The selling stockholder named below may resell all, a portion or none of such shares from time to time.
     The table below sets forth, with respect to the selling stockholder, based upon information available to us as of October 8, 2010, the number of shares of common stock beneficially owned before and after the sale of the shares offered by this prospectus; the number of shares to be sold; and the percent of the outstanding shares of common stock owned before and after the sale of the common stock offered by this prospectus.

				Number of	Percentage
	Number of	Percentage	Number of	Shares Owned	of Shares
	Shares	of Shares	Shares to	After	Owned After
Selling Stockholder	Owned (1)	Owned	be Offered	Offering(2)	Offering(2)

Alfred T. Mockett	200,000	*	200,000	0	0%
(Chief Executive Officer and President)

*	Represents less than 1% of the issued and outstanding common stock.

(1)	Dex One Corporation and Alfred T. Mockett are parties to an employment agreement dated as of September 6, 2010, pursuant to which we agreed to employ Mr. Mockett as our Chief Executive Officer and President. Pursuant to this agreement, Mr. Mockett was granted 200,000 shares of the Company’s common stock in the form of a restricted stock award, a fair market value option to purchase 200,000 shares of the Company’s common stock, and fully vested premium priced options to purchase 600,000 shares of the Company’s common stock. The 200,000 share restricted stock award vests in three equal annual installments on each anniversary of September 13, 2010. This summary of Mr. Mockett’s employment agreement is qualified in its entirety by reference to Current Report on Form 8-K filed by us on September 9, 2010.

(2)	Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus, and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

PLAN OF DISTRIBUTION
     The shares may be sold or transferred for value by the selling stockholder, or by pledgees, donees, transferees or other successors in interest to the selling stockholder, in one or more transactions on the New York Stock Exchange, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholder may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The selling stockholder, and any broker-dealers that participate in the distribution of the shares, may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by individual selling stockholder will be borne by the selling stockholder.
     Upon our being notified by the selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such selling stockholder and the participating broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.
     In addition to any such number of shares sold hereunder, the selling stockholder may, at the same time, sell any shares of common stock, including the shares offered by this prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this prospectus.
     There is no assurance that the selling stockholder will sell any or all of the shares offered by this prospectus.
LEGAL MATTERS
     The validity of the shares of common stock offered by this prospectus has been passed upon for Dex One by Mark W. Hianik, the Company’s General Counsel.
EXPERTS
     The consolidated financial statements of R.H. Donnelley Corporation (the predecessor to Dex One) and subsidiaries as of December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting, which is included in Management’s Report on Internal Control over Financial Reporting, have been incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that we file with the Commission at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at l-800-SEC-0330 for further information about the operation of the Public Reference Room. Our public filings are also available from commercial document retrieval services and at the Internet web site maintained by the Commission at http://www.sec.gov. We distribute to our stockholders annual reports containing audited financial statements.
DOCUMENTS INCORPORATED BY REFERENCE
     The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our financial condition.
We incorporate by reference the documents listed below:
(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 12, 2010;
(b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, filed with the Commission on May 13, 2010, and June 30, 2010, filed with the Commission on August 11, 2010;
(c) Current Reports on Form 8-K filed with the Commission on January 15, 2010, February 4, 2010, May 21, 2010, August 2, 2010, September 9, 2010 and September 17, 2010; and
(d) The description of our common stock contained in Item 1 of our Registration Statement on Form 8-A (File No. 001-07155) filed with the Commission on January 20, 2010 and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.
     Except as otherwise indicated, all documents we file with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) subsequent to the date of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents.
     Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC and does not contain all of the information set forth in that Registration Statement.
     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this prospectus (excluding exhibits, unless such exhibits are specifically incorporated by reference into the information which this prospectus incorporates). The mailing address of our principal executive offices is Dex One Corporation, 1001 Winstead Drive, Cary, N.C., 27513, and our telephone number is (919) 297-1600. Written requests for copies of such information should be directed to Dex One Corporation, 1001 Winstead Drive, Cary, North Carolina 27513, Attention: Investor Relations.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which are on file with the Commission, are incorporated herein by reference and made a part hereof:
(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 12, 2010;
(b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, filed with the Commission on May 13, 2010, and June 30, 2010, filed with the Commission on August 11, 2010;
(c) Current Reports on Form 8-K filed with the Commission on January 15, 2010, February 4, 2010, May 21, 2010, August 2, 2010, September 9, 2010 and September 17, 2010; and
(d) The description of our common stock contained in Item 1 of our Registration Statement on Form 8-A (File No. 001-07155) filed with the Commission on January 20, 2010 and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.
     Except as otherwise indicated, all documents we file with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) subsequent to the date of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents.
     Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Mark W. Hianik, Esq., who has rendered an opinion as to the validity of the Common Stock being registered by this Registration Statement, is an officer of the Registrant.

Item 6. Indemnification of Directors and Officers.
     Dex One Corporation is incorporated under the laws of the state of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the DGCL.
     In accordance with Section 102(b)(7) of the DGCL, Article 8 of our certificate of incorporation provides that directors shall not be personally liable to Dex One Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted by the DGCL as the same exits or may be amended. If the DGCL is amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to Dex One Corporation or its stockholders shall be limited or eliminated to the full extent permitted by the DGCL, as so amended.
     Pursuant to Article 9.A of our certificate of incorporation, we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, trustee, manager, employee or agent of another corporation or of a partnership, company, limited liability company, joint venture, trust, non-profit entity or other enterprise, including service with respect to any employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving, at the request of the Company, as a director, officer, employee or agent, against all liability and loss suffered (including judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection with such Proceeding. Notwithstanding the preceding sentence, the Company shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by our board of directors, except for Proceedings brought by an Indemnified Person to enforce such Indemnified Person’s rights against the Company for indemnification or advancement of expenses.
     Pursuant to Article 9.B of our certificate of incorporation, we shall pay or reimburse (on an unsecured basis) an Indemnified Person for the reasonable expenses (including attorneys’ fees) actually incurred by such Indemnified Person in connection with any such Proceeding in advance of its final disposition or final judicial decision (an “advancement of expenses”); provided, however, that, if and to the extent required by law, such payment or reimbursement of expenses in advance of the final disposition of or final judicial decision regarding the Proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnified Person, to repay all amounts so advanced if it shall ultimately be determined at final disposition or by final judicial decision from which there is no further right to appeal that such Indemnified Person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.
     The amendment, alteration of repeal of Article 8 or Article 9 of our certificate of incorporation requires the affirmative vote of the holders of at least 66 2/3% of the voting power of then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.
     In addition to the provisions of our certificate of incorporation, Dex One Corporation has entered into indemnification agreements with all of its directors, to indemnify the directors to the fullest extent permitted by applicable law (in addition to any indemnification rights provided in our certificate of incorporation or bylaws). The indemnification agreements also provide that we will advance to the indemnified director any and all expenses incurred by the indemnified director within five calendar days after the receipt by the Company of a written request from the indemnified director for an expense advance, whether prior to or after final disposition of any Proceeding; provided, however, that, if and to the extent that the DGCL requires, an advancement of expenses incurred by the indemnified director in his capacity as a director of the Company shall be made only upon delivery of an undertaking by or on behalf of the indemnified director to repay all amounts so advanced if it ultimately shall be determined by final judicial decision from which there is no further right to appeal that the indemnified director is not entitled to be indemnified for such expenses under the indemnification agreement or otherwise.
     As permitted by to Section 145 of the DGCL and our certificate of incorporation, Dex One Corporation also maintains directors and officers insurance to insure such persons against certain liabilities.
Item 7. Exemption from Registration Claimed.
     All of the shares of common stock that may be offered pursuant to this registration statement were acquired by the selling stockholder, who is an executive officer and director of Dex One Corporation, upon the grant of restricted stock pursuant to his Employment Agreement. This grant was made in reliance upon Section 4(2) of the Securities Act, as it did not involve any public offering and the selling stockholder was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.
Item 8. Exhibits.

Exhibit Number	Exhibit Name
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010).

4.2	Sixth Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010).

Exhibit Number	Exhibit Name
5.1	Opinion of Mark W. Hianik, Esquire.

10.1	Employment Agreement, dated September 6, 2010, by and between Dex One Corporation and Alfred Mockett (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2010).

23.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP.

23.2	Consent of Mark W. Hianik, Esquire (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page of this Registration Statement).
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, Dex One Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cary, North Carolina, on October 12, 2010.

DEX ONE CORPORATION
By:	/s/ Mark W. Hianik
	Name:	Mark W. Hianik
	Title:	Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Mark W. Hianik, Steven M. Blondy and Gretchen Zech and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alfred T. Mockett Alfred T. Mockett	Director, President and Chief Executive Officer (principal executive officer)	October 12, 2010

/s/ Steven M. Blondy Steven M. Blondy	Executive Vice President and Chief Financial Officer (principal financial officer)	October 12, 2010

/s/ Sylvester J. Johnson Sylvester J. Johnson	Vice President — Corporate, Controller and Chief Accounting Officer (principal accounting officer)	October 12, 2010

/s/ Jonathan B. Bulkeley	Director	October 12, 2010
Jonathan B. Bulkeley

/s/ Eugene I. Davis	Director	October 12, 2010
Eugene I. Davis

/s/ W. Kirk Liddell	Director	October 12, 2010
W. Kirk Liddell

Signature	Title	Date

/s/ Richard L. Kuersteiner	Director	October 12, 2010
Richard L. Kuersteiner

/s/ Mark A. McEachen	Director	October 12, 2010
Mark A. McEachen

/s/ Alan F. Schultz	Director	October 12, 2010
Alan F. Schultz

Dex One Corporation
EXHIBIT INDEX
to
Form S-8 Registration Statement

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010).

4.2	Sixth Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010).

5.1	Opinion of Mark W. Hianik, Esquire.

10.1	Employment Agreement, dated September 6, 2010, by and between Dex One Corporation and Alfred Mockett (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2010).

23.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP.

23.2	Consent of Mark W. Hianik, Esquire (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page of this Registration Statement).